Exhibit B

                                                        JOINT FILING AGREEMENT

This Agreement is filed as an exhibit to Schedule 13D being filed by Circle T Partners, L.P., Circle T International, Ltd., JAG Multi-Investments LLC, Goren Cousins I LLC and Circle T2 LP in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the Schedule 13D to which this Agreement is attached is filed on behalf of the below-named entities, that they are each responsible for the timely filing of the Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.

This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


Dated this 29th day of June 2007


                  CIRCLE T PARTNERS, L.P.


                  By:  /s/ Seth Tobias
                       ------------------
                       Seth Tobias, Managing Member of the General Partner



                  CIRCLE T INTERNATIONAL, LTD.

                  By:  /s/ Seth Tobias
                       ------------------
                       Seth Tobias, President of the General Partner of the Investment Manager



                  JAG Multi Investments LLC

                  By:  /s/ Seth Tobias
                       ------------------
                       Seth Tobias, President of the Investment Manager



                  Goren Cousins I LLC

                  By:  /s/ Seth Tobias
                       ------------------
                       Seth Tobias, President of the Investment Manager


                  Circle T2 LP

                  By:  /s/ Seth Tobias
                       ------------------
                       Seth Tobias, Managing Member of the General Partner